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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-A
              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                      SALOMON SMITH BARNEY HOLDINGS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 NEW YORK                              11-2418067
(STATE OF INCORPORATION OR ORGANIZATION)            (I.R.S. EMPLOYER
                                                  IDENTIFICATION NO.)



               388 Greenwich Street
               New York, New York                         10013
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective               of the Exchange Act and is effective
pursuant to General Instruction A.(c), please      pursuant to General Instruction A.(d), please
check the following box. [X]                       check the following box. [ ]

Securities Act registration statement file number to which this form relates:     333-55650
                                                                               (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

        TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
        TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
        -------------------                      ------------------------------

Equity Linked Securities (ELKS[SM]) based upon        American Stock Exchange
the Common Stock of Intel Corporation Due 2002

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (TITLE OF CLASS)






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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

               For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 11 through 17 of the Registrant's Prospectus dated February 23, 2001 (Registration No. 333-55650), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the ELKS" and "Description of the ELKS" on pages S-2 through S-5, S-6 through S-8 and S-9 through S-15, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated February 27, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the ELKS contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the ELKS, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

ITEM 2.   EXHIBITS.

               99 (A). Prospectus dated February 23, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(5) dated February 27, 2001.

               99 (B). Preliminary Prospectus Supplement describing the Equity Linked Securities based upon the Common Stock of Intel Corporation Due 2002, Subject to Completion, dated February 27, 2001, incorporated by reference from the Registrant's filing under Rule 424(b)(2) dated March 2, 2001.

               99 (C). Form of Note.

               99 (D). Senior Debt Indenture between Salomon Smith Barney Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference from Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference from
Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference from Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

               Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the American Stock Exchange.


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                                  SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Salomon Smith Barney Holdings Inc.
                                                  (REGISTRANT)




Date:  March 21, 2001                     By:  /s/ Geoffrey Richards
                                              --------------------------
                                               Name:  Geoffrey Richards
                                               Title: Vice President

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                              INDEX TO EXHIBITS

        Exhibit No.                                    Exhibit
        -----------                                    -------
        99 (A).                            Prospectus dated February 23, 2001,
                                           incorporated by reference from the
                                           Registrant's filing under Rule
                                           424(b)(5) dated February 27, 2001.


        99 (B).                            Preliminary Prospectus Supplement
                                           describing the Equity Linked
                                           Securities based upon the Common
                                           Stock of Intel Corporation Due
                                           2002, Subject to Completion, dated
                                           February 27, 2001, incorporated by
                                           reference from the Registrant's
                                           filing under Rule 424(b)(2) dated
                                           March 2, 2001.

        99 (C).                            Form of Note.

        99 (D).                            Senior Debt Indenture between
                                           Salomon Smith Barney Holdings Inc.
                                           and The Bank of New York, dated as
                                           of October 27, 1993, incorporated
                                           by reference from Exhibit 3 to the
                                           Registrant's Current Report on Form
                                           8-K dated October 27, 1993, as
                                           supplemented by a First
                                           Supplemental Indenture, dated as of
                                           November 28, 1997, incorporated by
                                           reference from Exhibit 99.04 to the
                                           Registrant's Current Report on Form
                                           8-K dated December 9, 1997, and a
                                           Second Supplemental Indenture,
                                           dated as of July 1, 1999,
                                           incorporated by reference from
                                           Exhibit 4(vv) to Post-Effective
                                           Amendment No. 1 to Registration
                                           Statement No. 333-38931.


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